UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2005

Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26536	33-0029027

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia, Suite 200, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 362-5800

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 9.01 Financial Statements and Exhibits .
SIGNATURES
Index to Exhibits
EXHIBIT 2.1
EXHIBIT 99.1

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On July 1, 2005, Smith Micro Software, Inc. (the “Company”) acquired 100% of the issued and outstanding capital stock of Allume, Inc. from International Microcomputer Software, Inc. for $11 million cash and 397,547 restricted shares of its common stock, having a market value (based on a ten day trading average) of $1,750,000. Allume, Inc. is a leading developer of compression software solutions for JPEG, MPEG and MP3 platforms. A portion of the purchase price, including $1,250,000 cash and shares of common stock having a market value of $750,000 are deposited in an indemnity escrow to secure certain representations and warranties included in the Stock Purchase Agreement attached hereto as Exhibit 2.1.

     As part of the transaction, the Company has agreed to file a registration statement with the Securities and Exchange Commission as soon as reasonably practicable covering the resale of the shares of common stock included in the purchase price.

     The foregoing summary does not purport to be complete and is qualified in its entirety by the Stock Purchase Agreement attached as Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits .

          (a) Financial statements of business acquired. The required financial statements will be filed as soon as practicable, but not later than 71 calendar days after the date by which this report on Form 8-K must be filed.

          (b) Pro forma financial information. The required pro forma financial information will be filed as soon as practicable, but not later than 71 calendar days after the date by which this report on Form 8-K must be filed.

          (c) Exhibits. The following exhibits are filed with this report:

Exhibit Number	Description
2.1	Stock Purchase Agreement dated July 1, 2005, between Smith Micro Software, Inc. and International Microcomputer Software, Inc.
99.1	Press Release of Smith Micro Software, Inc. dated July 5, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.
(Registrant)
July 1, 2005	By:	/s/ Andrew Schmidt
Date		Name:	Andrew Schmidt
		Title:	Chief Financial Officer

Index to Exhibits

Exhibit Number	Exhibit
2.1	Stock Purchase Agreement dated July 1, 2005 between Smith Micro Software, Inc. and International Microcomputer Software, Inc.
99.1	Press Release of Smith Micro Software, Inc. dated July 5, 2005.